AGREEMENT AND PLAN OF MERGER

                                     between

                             FIDELITY BANCORP, INC.

                                       and

                         CARNEGIE FINANCIAL CORPORATION

                          dated as of October 10, 2001


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                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS

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                                                                                                               Page

ARTICLE I
         DEFINITIONS..............................................................................................1

ARTICLE II
         THE MERGER...............................................................................................6
         2.1         The Merger...................................................................................6
         2.2         Effective Time; Closing......................................................................6
         2.3         Treatment of Capital Stock...................................................................6
         2.4         Election and Proration Procedures ...........................................................7
         2.5         Exchange Procedures.........................................................................10
         2.6         Options and Restricted Stock................................................................12
         2.7         Dissenting Shares...........................................................................12
         2.8         Additional Actions..........................................................................13

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF SELLER
         AND SELLER BANK.........................................................................................13
         3.1         Capital Structure...........................................................................13
         3.2         Organization, Standing and Authority of Seller..............................................13
         3.3         Ownership of Seller Subsidiary..............................................................14
         3.4         Organization, Standing and Authority of Seller Bank.........................................14
         3.5         Authorized and Effective Agreement..........................................................14
         3.6         Securities Documents and Regulatory Reports.................................................16
         3.7         Financial Statements........................................................................16
         3.8         Material Adverse Change.....................................................................16
         3.9         Environmental Matters.......................................................................17
         3.10        Tax Matters.................................................................................17
         3.11        Legal Proceedings...........................................................................18
         3.12        Compliance with Laws........................................................................18
         3.13        Certain Information.........................................................................19
         3.14        Employee Benefit Plans......................................................................19
         3.15        Certain Contracts...........................................................................20
         3.16        Brokers and Finders.........................................................................21
         3.17        Insurance...................................................................................21
         3.18        Properties..................................................................................21
         3.19        Labor.......................................................................................22
         3.20        Allowance for Loan Losses...................................................................22
         3.21        Material Interests of Certain Persons.......................................................22
         3.22        Fairness Opinion............................................................................22
         3.23        Disclosures.................................................................................23

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
         3.24        No Undisclosed Liabilities..................................................................23
         3.25        Loan Portfolio..............................................................................23
         3.26        Investment Portfolio........................................................................23
         3.27        Interest Rate Risk Management Instruments...................................................23
         3.28        Interim Events..............................................................................24

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................24
         4.1         Organization, Standing and Authority of Buyer...............................................24
         4.2         Ownership of Buyer Subsidiaries.............................................................25
         4.3         Organization, Standing and Authority of Buyer Subsidiaries..................................25
         4.4         Authorized and Effective Agreement..........................................................25
         4.5         Securities Documents and Regulatory Reports.................................................26
         4.6         Financial Statements........................................................................27
         4.7         Material Adverse Change.....................................................................27
         4.8         Legal Proceeding............................................................................27
         4.9         Certain Information.........................................................................27
         4.10        Brokers and Finders.........................................................................28
         4.11        Disclosures.................................................................................28
         4.12        Financial Resources.........................................................................28

ARTICLE V
         COVENANTS...............................................................................................28
         5.1         Reasonable Best Efforts.....................................................................28
         5.2         Shareholder Meeting.........................................................................28
         5.3         Regulatory Matters..........................................................................29
         5.4         Investigation and Confidentiality...........................................................30
         5.5         Press Releases..............................................................................30
         5.6         Business of the Parties.....................................................................31
         5.7         Certain Actions.............................................................................34
         5.8         Current Information.........................................................................34
         5.9         Indemnification; Insurance..................................................................34
         5.10        Employees and Employee Benefit Plans........................................................35
         5.11        Bank Merger.................................................................................38
         5.12        Conforming Entries..........................................................................38
         5.13        Integration of Policies.....................................................................39
         5.14        Disclosure Supplements......................................................................39
         5.15        Failure to Fulfill Conditions...............................................................39
         5.16        Transaction Expenses of Seller..............................................................39
         5.17        Voting Agreement............................................................................40
         5.18        Registration of Buyer Common Stock .........................................................40
         5.19        Affiliate Letters...........................................................................41

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
ARTICLE VI
         CONDITIONS PRECEDENT....................................................................................41
         6.1         Conditions Precedent - Buyer and Seller.....................................................41
         6.2         Conditions Precedent - Seller...............................................................42
         6.3         Conditions Precedent - Buyer................................................................43

ARTICLE VII
         TERMINATION, WAIVER AND AMENDMENT.......................................................................44
         7.1         Termination.................................................................................44
         7.2         Effect of Termination.......................................................................45
         7.3         Survival of Representations, Warranties and Covenants.......................................46
         7.4         Waiver......................................................................................47
         7.5         Amendment or Supplement.....................................................................47

ARTICLE VIII
         MISCELLANEOUS...........................................................................................47
         8.1         Entire Agreement............................................................................47
         8.2         No Assignment...............................................................................47
         8.3         Notices.....................................................................................48
         8.4         Alternative Structure.......................................................................49
         8.5         Interpretation..............................................................................49
         8.6         Counterparts................................................................................49
         8.7         Governing Law...............................................................................49
         8.8         Severability................................................................................49
         8.9         Standard of Materiality.....................................................................49

ATTACHMENTS
         Appendix A ..............................................................Plan of Merger for Company Merger
         Appendix B .................................................................Plan of Merger for Bank Merger

         Exhibit 2.6(a).........................................................Stock Option Cancellation Agreement
         Exhibit 2.6(b).....................................................Restricted Stock Cancellation Agreement
         Exhibit 5.10(b)......................................................Severance Benefit to Certain Officers
         Exhibit 5.10(c)...............................................................Form of Employment Agreement
         Exhibit 5.10(d)...............................................Form of Acknowledgment and Release Agreement
         Exhibit 5.10 (k).............................................................Form of Non-Compete Agreement
         Exhibit 5.17..............................................................................Voting Agreement
         Exhibit 5.19..............................................................................Affiliate Letter
         Exhibit 6.2(e)..................................................................Opinion of Buyer's Counsel
         Exhibit 6.3(g).................................................................Opinion of Seller's Counsel

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                                       iii

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                          AGREEMENT AND PLAN OF MERGER

         WHEREAS, the Boards of Directors of Buyer and Seller (all terms as defined in Article I hereof) have determined to consummate certain business combination transactions subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of such inducements and of the mutual covenants and agreements contained herein, Buyer and Seller (as defined in Article I) hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

         "Act of God" shall mean an act occasioned exclusively by forces of nature without the interference of any human agency.

         "Agreement" shall mean this Agreement and Plan of Merger dated as of October 10, 2001 between Buyer and Seller.

         "Articles of Merger" shall mean the articles of merger to be filed with the Pennsylvania Secretary of State with respect to the Company Merger.

         "Bank Merger" shall mean the contemplated merger of Seller Bank into Buyer Bank, with Buyer Bank surviving.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "BIF" shall mean the Bank Insurance Fund administered by the FDIC or any successor thereto.

         "Buyer" shall mean Fidelity Bancorp, Inc., a Pennsylvania corporation.

         "Buyer Bank" shall mean Fidelity Savings Bank (doing business as Fidelity Bank), a Pennsylvania-chartered stock savings bank and wholly owned subsidiary of Buyer.

         "Buyer Common Stock" shall mean the common stock, par value $.01 per share, of Buyer.

         "Buyer Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of September 30, 2000 and 1999 and the consolidated income statements and statements of changes in equity and cash flows (including related notes and schedules, if any) of Buyer for the three years ended September 30, 2000, as filed by Buyer in its Securities Documents, and (ii) the consolidated balance sheets (including related notes and schedules, if any) of Buyer and the consolidated income statements and statements of

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changes in equity and cash flows (including related notes and schedules, if any)
of Buyer included in Securities Documents filed by Buyer with respect to the periods ended subsequent to September 30, 2000.

         "Cash Merger Consideration" shall mean $14.75 in cash without interest for each share of Seller Common Stock.

         "Cause" shall mean termination because of the employee's personal dishonesty in the conduct of his duties, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

         "Certificate" shall mean any certificate which prior to the Effective Time represented shares of Seller Common Stock.

         "Closing" shall mean the closing of the Company Merger at a time and place reasonably selected by Buyer following the satisfaction or waiver of all conditions to the Company Merger.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company Merger" shall mean the contemplated Merger of Seller into Buyer, with Buyer surviving.

         "CRA" shall mean the Community Reinvestment Act.

         "Department" shall mean the Pennsylvania Department of Banking.

         "Dissenting Shares" shall mean any shares of Seller Common Stock whose holder becomes entitled to the payment of the fair value of such shares under the PBCL.

         "DOJ" shall mean the United States Department of Justice.

         "Effective Time" shall mean the time of the filing of the Articles of Merger, or such later time as may be specified in the Articles of Merger.

         "Environmental Claim" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking

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water supply,  surface soil, subsurface soil, plant and animal life or any other
natural  resource),  and/or  (ii)  the  use,  storage,   recycling,   treatment,
generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law
includes  (i)  the  Comprehensive   Environmental  Response,   Compensation  and
Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean an exchange agent designated by Buyer, who shall be reasonably acceptable to Seller.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "Federal Reserve Board" or "FRB" shall mean the Board of Governors of the Federal Reserve System.

         "FHLB" shall mean the Federal Home Loan Bank of Pittsburgh.

         "GAAP" shall mean generally accepted accounting principles.

         "Governmental   Entity"   shall  mean  any  federal  or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

         "Include" shall mean "include without limitation."

         "Insider Loans" shall mean loans from Seller or Seller Bank to any executive officer or director of Seller or Seller Bank or any associate or related interest of any such person.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended.

         "IRS" shall mean the Internal Revenue Service or any successor thereto.

         "Market Value" shall mean the average of the last reported sales prices per share of Buyer Common Stock as reported on the NASDAQ Exchange Composite Transactions Tape (as reported in The Wall Street Journal, or, if not reported thereby, another authoritative source as chosen by

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Buyer) for the fifteen  consecutive  full trading days  (provided  that if Buyer
Common Stock does not trade in each such day, then only that number of days in which Buyer Common Stock is traded within such fifteen day period shall be utilized in calculating the Market Value) immediately preceding one week prior to the Closing Date.

         "Material Adverse Effect" shall mean, with respect to any Party, any effect that is material and adverse to the financial condition, results of operations or business of that Party and its Subsidiaries taken as whole, or that materially impairs the ability of any Party to consummate the Merger, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in GAAP that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby, (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby, or (e) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

         "Materials   of   Environmental   Concern"   shall   mean   pollutants,
contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger" shall mean the Company Merger, the Bank Merger and the other transactions contemplated by this Agreement.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "OTS" shall mean the Office of Thrift Supervision

         "Parties" shall mean Buyer and Seller.

         "PBCL" shall mean the Pennsylvania Business Corporation Law of 1988, as amended.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Proxy Statement" shall mean the proxy statement to be delivered to shareholders of Seller in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

         "SEC" shall mean the Securities and Exchange Commission.

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         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Seller" shall mean Carnegie Financial Corporation, a Pennsylvania corporation.

         "Seller Bank" shall mean Carnegie Savings Bank, a federally-chartered stock savings bank and wholly owned subsidiary of Seller.

         "Seller Common Stock" shall mean the common stock, par value $.10 per share, of Seller.

         "Seller Defined Benefit Plan" shall mean any Seller Employee Plan constituting an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

         "Seller Employee Plans" shall mean all stock option, employee stock purchase and stock bonus plans, qualified pension, stock ownership or profit-sharing plans, any deferred compensation, supplemental retirement plan, director retirement plan, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Seller or Seller Bank, whether written or oral.

         "Seller ESOP" shall mean the employee stock ownership plan of Seller, as in effect as of the date hereof.

         "Seller Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of Seller as of December 31, 2000 and 1999 and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of Seller for the two years ended December 31, 2000 as filed by Seller in its Securities Documents, and (ii) the consolidated statements of financial condition of Seller (including related notes and schedules, if any) and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of Seller included in the Securities Documents filed by Seller with respect to the periods ended subsequent to December 31, 2000.

         "Seller Options" shall mean the 15,709 granted and outstanding options to purchase shares of Seller Common Stock at an exercise price of $8.50/share issued pursuant to Seller's Stock Option Plan.

         "Seller Preferred Stock" shall mean the shares of serial preferred stock, par value $.01 per share, of Seller.


                                        5

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         "Seller  Restricted  Stock" shall mean Seller  Common Stock  subject to restrictions pursuant to Seller's Restricted Stock Plan.

         "Seller SEP" shall mean Seller's tax qualified defined contribution plan other than the Seller ESOP.

         "Seller Supplemental Retirement Plan" shall mean any supplemental retirement plan for the benefit of any Seller officer, director, former director or employee.

         "Stock Merger Consideration" shall mean the number of shares of Buyer Common Stock equal to the result obtained by dividing $14.75 by the Market Value, as such term is defined herein, rounded to the nearest one-thousandth decimal point.

         "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the SEC.

         "Takeover Proposal" shall have the meaning set forth in Section 7.2 hereof.

         "Termination Event" shall have the meaning set forth in Section 7.2 hereof.

                                   ARTICLE II
                                   THE MERGER

2.1      The Merger
         ----------

         Subject to the terms and conditions of this Agreement, at the Effective Time, Seller in the Company Merger shall be merged into Buyer in accordance with the provisions of Section 1921 of the PBCL, and the separate corporate existence of Seller shall cease. Buyer shall be the surviving corporation of the Company Merger, and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania. The name of the surviving corporation shall be as stated in the Articles of Incorporation of Buyer immediately prior to the Effective Time. The Articles of Incorporation and Bylaws of Buyer in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the surviving corporation until thereafter amended in accordance with applicable law. Immediately following the Company Merger, Seller Bank shall in the Bank Merger merge with Buyer Bank, with Buyer Bank surviving.

2.2      Effective Time; Closing
         -----------------------

         The Company Merger shall become effective at the Effective Time. The Articles of Merger shall be filed as soon after the Closing as is practicable.

2.3      Treatment of Capital Stock
         --------------------------

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Company Merger and without any action on the part of any shareholder:


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         (a) each share of Buyer's common stock shall continue  unchanged as the same share of Buyer's common stock;

         (b) each share of Seller Common Stock issued and outstanding (224,776 shares) immediately prior to the Effective Time (other than Dissenting Shares and unvested shares of Seller Restricted Stock) shall, by virtue of the Company Merger, and without any action of any kind by any person or entity, be converted into, at the election of the holder as provided in and subject to the limitations set forth in this Agreement, the right to receive either the Cash Merger Consideration or the Stock Merger Consideration; provided, however, that each share of Seller Common Stock which is owned beneficially or of record by Seller (including treasury shares) or Buyer or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be canceled and retired without consideration or conversion. The Cash Merger Consideration and the Stock Merger Consideration are sometimes referred to herein collectively as the "Merger Consideration".

         (c) Notwithstanding any other provision of this Agreement, no fraction of a share of Buyer Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, Buyer shall pay to each holder of Seller Common Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Market Value.

2.4      Election and Proration Procedures
         ---------------------------------

         (a) An election form ("Election Form") and other appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent in such form as Seller and Buyer shall mutually agree shall be mailed not more than 45 days nor fewer than 30 days prior to the Closing Date to each holder of record of shares of Seller Common Stock (other than holders of Dissenting Shares or shares of Seller Common Stock to be canceled as provided in Section 2.3(b)) as of a record date as close as practicable to the date of mailing and mutually agreed to by Buyer and Seller. The Exchange Agent will use its best efforts to make the Election Form available to the persons who become shareholders of Seller during the period between such record date and the Closing Date.

         (b) Each Election Form shall entitle the holder of more than 100 shares of Seller Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Merger Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Merger Consideration for all of such holder's shares (a "Stock Election"), or (iii) make no election or to indicate that such holder has no preference as to the receipt of the Cash Merger Consideration or the Stock Merger Consideration (a "Non-Election"). At the election of the Buyer, all or part of the holders of 100 shares or less of Seller Common Stock may automatically be required to receive all Cash Merger Consideration. Holders of record of shares of Seller Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Seller Common Stock held by that Representative for a particular beneficial owner. Shares of Seller Common Stock as

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



to which a Cash Election has been made are referred to herein as "Cash Election Shares." Shares of Seller Common Stock as to which a Stock Election has been made are referred to herein as "Stock Election Shares." Shares of Seller Common Stock as to which no election has been made are referred to as "Non-Election Shares." The aggregate number of shares of Seller Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

         (c) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m. Eastern time on the fifth business day immediately preceding the Closing Date (or such other time and date as Seller and Buyer may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by Buyer pursuant to Section 2.5(i), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Seller Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Seller shareholder may at any time prior to the Election Deadline change his election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any Seller shareholder may, at any time prior to the Election Deadline, revoke his election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Buyer and Seller that this Agreement has been terminated. If a shareholder either (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes its Election Form prior to the Election Deadline, the shares of Seller Common Stock held by such shareholder shall be designated Non-Election Shares. Buyer shall cause the Certificates representing Seller Common Stock described in (ii) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

         (d) Notwithstanding any other provision contained in this Agreement, no more than 55% and no less than 50.1% of the total number of shares of Seller Common Stock outstanding at the Effective Time, (the final number falling within such range being the "Stock Conversion Number"), shall be converted into the Stock Merger Consideration and the remaining outstanding shares of Seller Common Stock shall be converted into the Cash Merger Consideration (in each case, excluding (i) shares of Seller Common Stock to be canceled as provided in
Section 2.3(b) and (ii) Dissenting Shares (the shares remaining outstanding after such exclusion constituting, for purposes of this Agreement, the "Outstanding Seller Shares")); provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the IRC and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the IRC, as reasonably determined by counsel to Buyer and Seller, Buyer shall increase the number of outstanding Seller shares that will be converted into the Stock Merger Consideration and reduce the number of outstanding Seller shares that will be converted into the right to receive the Cash Merger Consideration.

         (e) Within five business days after the later to occur of the Election Deadline or the Closing Date, Buyer shall cause the Exchange Agent to effect the allocation among holders of Seller Common Stock of rights to receive the Cash Merger Consideration and the Stock Merger Consideration as follows:

                  (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Merger Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Merger Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Merger Consideration;

                  (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Merger Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

         (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Merger Consideration and each holder of Non-Election Shares shall receive the Stock Merger Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Merger Consideration; or

         (B) if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Merger Consideration, and each holder of Cash Election Shares shall receive the Stock Merger Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Merger Consideration.

         For purposes of this Section 2.4(e), if Buyer is obligated to increase the number of Outstanding Seller Shares to be converted into shares of Buyer Common Stock as a result of the application of the last clause of Section 2.4(d) above, then the higher number shall be substituted for the Stock Conversion Number in the calculations set forth in this Section 2.4(e).

2.5      Exchange Procedures
         -------------------

         (a) Appropriate transmittal materials ("Letter of Transmittal") in a form satisfactory to Buyer and Seller shall be mailed as soon as practicable after the Closing Date to each holder of record of Seller Common Stock as of the Closing Date who did not previously submit a completed Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Seller Common Stock to be converted thereby.

         (b) At and after the Closing Date, each Certificate (except as specifically set forth in Section 2.3(b) shall represent only the right to receive the Merger Consideration.

         (c) At the Effective Time, Buyer shall make available to the Exchange Agent, for the benefit of the holders of shares of Seller Common Stock, for exchange in accordance with this Section 2.5, an amount of cash sufficient to pay the aggregate Cash Merger Consideration and the aggregate amount of cash in lieu of fractional shares to be paid pursuant to Section 2.3(c), and Buyer shall reserve for issuance with its transfer agent and registrar a sufficient number of shares of Buyer Common Stock to provide for payment of the aggregate Stock Merger Consideration.

         (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as Buyer may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor (m) a certificate representing that number of whole shares of Buyer Common Stock that such holder has the right to receive pursuant to Section 2.3(b), if any, and (n) a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 2.3(b), if any, (including any cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Section 2.3(c)) and any dividends or other distributions to which such holder is entitled pursuant to this Section 2.5. Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Buyer Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Buyer Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of Seller Common Stock not registered in the transfer records of Seller, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such Seller Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of Buyer and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

         (e) No dividends or other distributions declared or made after the Effective Time with respect to Buyer Common Stock shall be remitted to any person entitled to receive shares of Buyer Common Stock hereunder until such person surrenders his Certificates in accordance with this Section 2.5. Upon the surrender of such person's Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Buyer Common Stock represented by such person's Certificates.

         (f) The stock transfer books of Seller shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of Seller of any shares of Seller Common Stock. If, after the Effective Time, Certificates are presented to Buyer, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.5.

         (g) Any portion of the aggregate  amount of cash to be paid pursuant to
Section 2.3, any  dividends or other  distributions  to be paid pursuant to this
Section 2.5 or any proceeds from any investments thereof that remains unclaimed by the shareholders of Seller for six months after the Effective Time shall be repaid by the Exchange Agent to Buyer upon the written request of Buyer. After such request is made, any shareholders of Seller who have not theretofore complied with this Section 2.5 shall look only to Buyer for the Merger Consideration deliverable in respect of each share of Seller Common Stock such shareholder holds, as determined pursuant to Section 2.3 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Buyer (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Seller Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (h) Buyer and the Exchange Agent shall be entitled to rely upon Seller's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.3.

         (j) Buyer shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any holder of Certificates, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

2.6      Options and Restricted Stock
         ----------------------------

         (a) At the Effective Time, each Seller Option (15,709) granted and outstanding to an eligible individual (an "Optionee") under Seller's Stock Option Plan shall be cancelled and extinguished in consideration and exchange for the right to receive a cash payment equal to the Cash Merger Consideration less $8.50 (the applicable option exercise price per share), less applicable federal and state tax withholding obligations of the Optionee ("Cash-out"). Such Cash-out shall be paid as of the Effective Time by Seller to the Optionee following receipt by Seller of a Cancellation Agreement, in form and substance similar to Exhibit 2.6(a), delivered by the Optionee to Seller.

         (b) At the Effective Time, each awarded but unvested share of Seller Restricted Stock under Seller's Restricted Stock Plan shall be cancelled and extinguished in consideration and exchange for the right to receive a cash payment from Seller equal to the Cash Merger Consideration for each such share of Seller Restricted Stock, subject to applicable federal and state tax withholding obligations of Seller, together with accumulated but undistributed dividends on such Seller Restricted Stock following receipt by Seller Bank of a Cancellation Agreement, in form and substance similar to Exhibit 2.6(b), delivered by the Restricted Stock Recipient to Seller Bank.

2.7      Dissenting Shares
         -----------------

         (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the PBCL; provided, however, that if, in accordance with the PBCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the PBCL.

         (b) Seller shall give Buyer (i) prompt notice of any written objections to the Company Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the PBCL received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the PBCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

         (c) No more than 7% of the outstanding shares of Seller Common Stock shall be Dissenting Shares.

2.8      Additional Actions
         ------------------

         If, at any time after the Effective Time, Buyer shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer its right, title or interest in, to or under any of the rights, properties or assets of Seller acquired or to be acquired by Buyer as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Seller and its proper officers and directors shall be deemed to have granted to Buyer an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Buyer are fully authorized in the name of Seller or otherwise to take any and all such action.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER BANK

         Seller and Seller Bank represent and warrant to Buyer as follows:

3.1      Capital Structure
         -----------------

         The authorized capital stock of Seller consists of 4,000,000 shares of Seller Common Stock and 2,000,000 shares of Seller Preferred Stock. As of the date hereof, 224,776 shares of Seller Common Stock are outstanding (including 3,886 shares of Seller Restricted Stock held by Seller's Restricted Stock Plan), 13,274 shares of Seller Common Stock are held in treasury, and no shares of Seller Preferred Stock have been issued. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock have been issued in violation of the preemptive rights of any person, firm or entity. Except for (i) Seller Options to acquire not more than 15,709 shares of Seller Common Stock as of the date hereof, as set forth on Schedule 3.14(j) hereto, and
(ii) 3,886 unvested shares of Seller Restricted Stock as of the date hereof as set forth on Schedule 3.1(ii) hereto, there are no Rights authorized, issued or outstanding with respect to the capital stock of Seller as of the date hereof.

3.2      Organization, Standing and Authority of Seller
         ----------------------------------------------

         Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Seller is a savings and loan holding company under the SLHCA and subject to the regulation and supervision by the OTS. Seller has heretofore delivered to Buyer true and complete copies of the Articles of Incorporation and Bylaws of Seller as in effect as of the date hereof.

3.3      Ownership of Seller Subsidiary
         ------------------------------

         Schedule 3.3 sets forth the name, jurisdiction of incorporation and percentage of ownership of Seller Bank as Seller's only Significant Subsidiary. Except for (x) capital stock of Seller Bank, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are set forth on Schedule 3.3, Seller does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of Seller Bank has been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Seller free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Seller Bank, and there are no agreements, understandings or commitments relating to the right of Seller to vote or to dispose of such capital stock or other ownership interests.

3.4      Organization, Standing and Authority of Seller Bank
         ---------------------------------------------------

         Seller Bank is a federally-chartered stock savings bank duly organized, validly existing and in good standing with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Seller Bank is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The deposit accounts of Seller Bank are insured by the FDIC to the maximum extent permitted by the FDIA and Seller Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Seller has heretofore delivered to Buyer true and complete copies of the Charter and Bylaws of Seller Bank as in effect as of the date hereof.

3.5      Authorized and Effective Agreement
         ----------------------------------

         (a) Seller has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of Seller's shareholders of this Agreement and subject to the amendment of Seller's Articles of Incorporation and to the amendment of the Charter of Seller Bank, if necessary, with respect to acquisitions of more than 10% of the outstanding shares of Seller and Seller Bank) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been deemed advisable by the Board and duly authorized and approved by all necessary corporate action in respect thereof on the part of Seller, except for the approval of this Agreement by Seller's shareholders. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 USC 1818(6) or by the appointment of a conservator by the FDIC.

         (b) Neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof and subject to the amendment of Seller's Articles of Incorporation and to the amendment of the Charter of Seller Bank, if necessary, with respect to acquisitions of more than 10% of the outstanding shares of Seller and Seller Bank (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Seller or the equivalent documents of Seller Bank, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller or Seller Bank pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or Seller Bank is a party, or by which any of their respective properties or assets may be bound or affected, or
(iii) subject to receipt of all required governmental and shareholder approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or Seller Bank.

         (c) To the best knowledge of Seller, and subject to the amendment of Seller's Articles of Incorporation and to the amendment of the Charter of Seller Bank, if necessary, with respect to acquisitions of more than 10% of the outstanding shares of Seller and Seller Bank, except for (i) the filing of applications and notices with and the approvals of the OTS, the FDIC and FRB,
(ii) the filing of applications with the Department and the approvals of the Department, (iii) the filing and clearance of the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section 5.2 hereof with the SEC, (iv) the approval of this Agreement and the transactions contemplated hereby by the requisite vote of the shareholders of Seller, (v) the filing of Articles of Combination with the OTS and Articles of Merger with the Department in connection with the Bank Merger, (vi) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania in connection with the Company Merger, and (vii) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller or Seller Bank in connection with (x) the execution and delivery by Seller of this Agreement and the completion of the transactions contemplated hereby, or (y) the Merger. Seller, as the sole shareholder of Seller Bank, has taken all necessary shareholder action to approve the Bank Merger.

         (d) As of the date hereof, neither Seller nor Seller Bank is aware of any reasons relating to Seller or Seller Bank (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for the completion of the Merger and the continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could materially impair the value of Seller or Seller Bank to Buyer.

3.6      Securities Documents and Regulatory Reports
         -------------------------------------------

         (a) For the period commencing July 1, 1998, Seller has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) For the period commencing July 1, 1998, each of Seller and Seller Bank has duly filed with the OTS, FDIC, and any other applicable federal banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Seller and Seller Bank by the OTS and the FDIC, neither Seller nor Seller Bank was required to correct or change any action, procedure or proceeding which Seller or Seller Bank believes has not been corrected or changed as required.

3.7      Financial Statements
         --------------------

         (a) Seller has previously delivered or made available to Buyer accurate and complete copies of the Seller Financial Statements, which are accompanied by the audit report of S.R. Snodgrass, independent certified public accountants with respect to Seller. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Seller as of the respective dates set forth therein, and the consolidated income, changes in shareholders' equity and cash flows of Seller for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Seller Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Seller have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Seller and Seller Bank are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and Seller Bank.

         (c) Except and to the extent (i) reflected, disclosed or provided for in the Seller Financial Statements, (ii) of liabilities since incurred in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transactions contemplated by this Agreement, neither Seller nor Seller Bank has any liabilities, whether absolute, accrued, contingent or otherwise.

3.8      Material Adverse Change
         -----------------------

         Since January 1, 2001, except as set forth on Schedule 3.8 hereto, (i) Seller and Seller Bank have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

3.9      Environmental Matters
         ---------------------

         (a) Seller and Seller Bank are in compliance with all Environmental Laws. Neither Seller nor Seller Bank has received any communication alleging that Seller or Seller Bank is not in such compliance and, to the best knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) None of the properties owned, leased or operated by Seller or Seller Bank has been or is in violation of or liable under any Environmental Law.

         (c) There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Seller or Seller Bank or against any person or entity whose liability for any Environmental Claim Seller or Seller Bank has or may have retained or assumed either contractually or by operation of law.

         (d) Except in the ordinary course of its loan underwriting activities, and except as set forth on Schedule 3.9(d) hereto, Seller has not conducted any environmental studies or real estate tests during the past five years with respect to any properties owned by it or by Seller Bank as of the date hereof.

3.10     Tax Matters
         -----------

         (a) Seller and Seller Bank have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Seller nor Seller Bank will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller and its Subsidiaries are complete and accurate in all material respects. Neither Seller nor Seller Bank is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof. The federal, state and local income tax returns of Seller and Seller Bank have not been audited by the applicable tax authorities during the past ten years. There are currently no agreements in effect with respect to

Seller or Seller Bank to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, to the best of Seller's knowledge, threatened.

         (c) Except as set forth on Schedule 3.10(c), neither Seller nor Seller Bank (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Seller or Seller Bank (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply.

3.11     Legal Proceedings
         -----------------

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Seller, that are unasserted or threatened against Seller or Seller Bank or against any asset, interest or right of Seller or Seller Bank, or against any officer, director or employee of either of them. Neither Seller nor Seller Bank is a party to any order, judgment or decree that would have a Material Adverse Effect.

3.12     Compliance with Laws
         --------------------

         (a) Each of Seller and Seller Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and will not be adversely affected by virtue of the completion of the Merger; and to the best knowledge of Seller, no suspension or cancellation of any of the same is threatened.

         (b) Except as set forth on Schedule 3.12(b), neither Seller nor Seller Bank is in violation of its respective Articles of Incorporation, Charter or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including all banking (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti- discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity; and neither Seller nor Seller Bank has received any notice or communication from any Governmental Entity asserting that Seller or Seller Bank is in violation of any of the foregoing. Except as set forth on Schedule 3.12(b), neither Seller nor Seller Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks or holding companies thereof issued by Governmental Entities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13     Certain Information
         -------------------

         None of the information relating to Seller and Seller Bank supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.14     Employee Benefit Plans
         ----------------------

         (a) Schedule 3.14 lists all Seller Employee Plans, complete and accurate copies of which have been delivered to Buyer (including amendments and agreements relating thereto) together with, in the case of tax-qualified plans,
(i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

         (b) Seller, Seller Bank, any Seller Defined Benefit Plan or, to the best of Seller's knowledge, any fiduciary of a Seller Defined Benefit Plan, have incurred no material liability to the PBGC or the IRS with respect to any Seller Defined Benefit Plan. To the best of Seller's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Seller Defined Benefit Plan.

         (c) Neither Seller nor Seller Bank participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) A favorable determination letter has been issued by the IRS with respect to each Seller Defined Benefit Plan or Seller Employee Plans, including Seller ESOP, which is intended to qualify under Section 401 of the Code to the effect that such Seller Defined Benefit Plan and Seller Employee Plans, including Seller ESOP, is qualified under Section 401 of the Code, and the trust associated with such Seller Defined Benefit Plan and Seller Employee Plans, including Seller ESOP, is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Seller's knowledge, is threatened to be revoked, and Seller does not know of any ground on which such revocation may be based. Neither Seller nor Seller Bank has any liability under any such Seller Defined Benefit Plan and Seller Employee Plans, including Seller ESOP, that is not reflected in the Seller Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) No transaction prohibited by Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code or pursuant to a class or administrative exemption granted under those sections) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Seller.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA; except as disclosed in the Seller Financial Statements, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Seller Defined Benefit Plan, and except as set forth on Schedule 3.14(f), there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Seller Defined Benefit Plan.

         (g) The Seller Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations. All contributions required to be made to Seller Employee Plans at the date hereof have been made, and all contributions required to be made to Seller Employee Plans as of the Effective Time will have been made as of such date.

         (h) There are no pending or, to the best knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

         (i) Neither Seller nor Seller Bank has made any payments, or is or has been a party to any agreement or any Seller Employee Plan, that under any circumstances could obligate it or its successor to make payments or deemed payments, that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

         (j) Except as disclosed at Schedule 3.14(j), there are no stock options to acquire Seller Common Stock that have been awarded to any individuals under Seller's Stock Option Plan that are outstanding as of the date of executing this Agreement or the Effective Time.

         (k) Schedule 3.14(k) contains information with respect to any financial reporting accruals established with respect to any Seller Supplemental Retirement Plan and a schedule of all participants under any such plans, the projected benefits obligations of such participants as of the date of such financial reporting accruals, and the estimated payments to be made to each participant upon termination of such plan in accordance with Section 5.10(i) hereof.

3.15     Certain Contracts
         -----------------

         (a) Except as set forth on Schedule 3.15 hereto, neither Seller nor Seller Bank is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument, relating to the borrowing of money by Seller or Seller Bank (other than in the case of Seller Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Seller or Seller Bank of any obligation, other than by Seller Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Seller or Seller Bank, (iii) any agreement, arrangement or understanding (other than as set forth in this Agreement) pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Seller or Seller Bank upon execution of this Agreement or upon or following completion of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which Seller or Seller Bank is obligated to indemnify any director, officer, employee or agent of Seller or Seller Bank, other than as set forth in Seller Employee Plans and in the Articles of Incorporation, Bylaws or other governing documents of Seller and Seller Bank; (v) any agreement, arrangement or understanding to which Seller or Seller Bank is a party or by which any of the same is bound which limits the freedom of Seller or Seller Bank to compete in any line of business or with any person; (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC, or any other regulatory agency; or (vii) any agreement, arrangement or understanding which would be required to be filed as an exhibit to Seller's Annual Report on Form 10-KSB under the Exchange Act and which has not been so filed.

         (b) Neither Seller nor Seller Bank is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16     Brokers and Finders
         -------------------

         Except for the agreement with Capital Resources Group, Inc., as set forth on Schedule 3.16 hereto, neither Seller nor Seller Bank nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17     Insurance
         ---------

         Each of Seller and Seller Bank is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18     Properties
         ----------

         All real and personal property owned by Seller or Seller Bank or presently used by either of them in its respective business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller and Seller Bank in the ordinary course of business consistent with their past practices. Seller has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its properties and assets, real and personal, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are de minimis in character, amount or extent and (iv) as reflected in the Seller Financial Statements. All real and personal property which is material to Seller's business on a consolidated basis and leased or licensed by Seller or Seller Bank is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. All improved real property owned by Seller or Seller Bank is in compliance with all applicable zoning laws.

3.19     Labor
         -----

         No work stoppage involving Seller or Seller Bank is pending or, to the best knowledge of Seller, threatened. Neither Seller nor Seller Bank is involved in or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Seller or Seller Bank. Employees of Seller and Seller Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Seller's knowledge, there have been no efforts to unionize or organize any employees of Seller or Seller Bank during the past five years.

3.20     Allowance for Loan Losses
         -------------------------

         The allowance for loan losses reflected on Seller's consolidated statement of financial condition included in the Seller Financial Statements is, and will be in the case of subsequently delivered the Seller Financial Statements, in the opinion of Seller's management, adequate in all material respects as of their respective dates under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries. The real estate owned, if any, reflected in the Seller Financial Statements is, and will be in the case of subsequently delivered the Seller Financial Statements, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP.

3.21     Material Interests of Certain Persons
         -------------------------------------

         (a) No officer or director of Seller, Seller Bank or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller or Seller Bank.

         (b) Except as set forth on Schedule 3.21(b), there are no Insider Loans as of the date hereof.

3.22     Fairness Opinion
         ----------------

         Seller has received an opinion from Capital Resources Group, Inc. to the effect that, as of the date hereof, the Merger Consideration to be received by shareholders of Seller pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.23     Disclosures
         -----------

         None of the representations and warranties of Seller or any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

3.24     No Undisclosed Liabilities
         --------------------------

         Seller and Seller Bank do not have any liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller or Seller Bank giving rise to any such liability) required in accordance with generally accepted accounting principles to be reflected in an audited consolidated balance sheet of Seller, except and to the extent (i) reflected, disclosed or provided for in the Seller Financial Statements, (ii) of liabilities since incurred in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transactions contemplated by this Agreement.

3.25     Loan Portfolio
         --------------

         (i) All loans and discounts shown on the Seller Financial Statements or which were entered into after the date of the most recent balance sheet included in the Seller Financial Statements were and shall be made for good, valuable and adequate consideration in the ordinary course of the business of Seller and Seller Bank, in accordance with sound banking practices, and are not subject to any known defenses, set-offs or counter-claims, including any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, solvency or similar laws or by general principles of equity, (ii) the notes or other evidence of indebtedness evidencing such loans in all forms of pledges, mortgages and other collateral documents and security agreements are and shall be in force, valid, true and genuine and what they purport to be, and
(iii) except as set forth on Schedule 3.25(iii), Seller and Seller Bank have complied and shall prior to the Effective Time comply with all laws and regulations relating to such loans.

3.26     Investment Portfolio
         --------------------

         All investment securities held by Seller or Seller Bank, as reflected in the consolidated balance sheets of Seller included in the Seller Financial Statements, are carried in accordance with GAAP, specifically including but not limited to, FAS 115.

3.27     Interest Rate Risk Management Instruments
         -----------------------------------------
         Schedule 3.27 sets forth any interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements or agreements, whether entered into for the account of

Seller or Seller Bank or for the account of a customer of Seller or Seller Bank. All such arrangements and agreements were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies and with counter parties believed to be financially responsible at the time and are legal, valid and binding obligations of Seller or Seller Bank in force in accordance with their terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws effecting the enforceability of creditors rights generally from time to time and effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion), and are in full force and effect. Seller and Seller Bank have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued; and, to Seller's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.28     Interim Events
         --------------

         Since January 1, 2001, except as set forth on Schedule 3.28, neither Seller nor Seller Bank have paid or declared any dividend or made any other distribution to shareholders or taken any action which if taken after the date hereof would require the prior written consent of Buyer pursuant to Section 5.6 hereof.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

4.1      Organization, Standing and Authority of Buyer
         ---------------------------------------------

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Buyer is a bank holding company under the BHCA and subject to the regulations of the Federal Reserve Board. Buyer has heretofore delivered to Seller true and complete copies of the Articles of Incorporation and Bylaws of Buyer as in effect as of the date hereof.

4.2      Ownership of Buyer Subsidiaries
         -------------------------------

         Schedule 4.2 sets forth the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Buyer Subsidiary and identifies Buyer Bank as Buyer's only Significant Subsidiary. The outstanding shares of capital stock or other ownership interests of each Buyer Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Buyer free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Buyer Subsidiaries and there are no agreements, understandings or commitments relating to the right of Buyer to vote or to dispose of such capital stock or other ownership interests.

4.3      Organization, Standing and Authority of Buyer Subsidiaries
         ----------------------------------------------------------

         Each of the Buyer Subsidiaries is a savings bank, corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and each of the Buyer Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The deposit accounts of Buyer Bank are insured by the FDIC to the maximum extent permitted by the FDIA and Buyer Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Buyer has heretofore delivered to Seller true and complete copies of the Articles of Incorporation and Bylaws of Buyer Bank as in effect as of the date hereof.

4.4      Authorized and Effective Agreement
         ----------------------------------

         (a) Buyer has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its respective obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been deemed advisable by the Boards of Directors of Buyer and Buyer Bank and duly authorized and approved by all necessary corporate action in respect thereof on the part of Buyer and Buyer Bank. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Buyer or the equivalent documents of any Buyer Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer or any Buyer Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any Buyer Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any Buyer Subsidiary.

         (c) To the best knowledge of Buyer, except for (i) the filing of applications and/or notices with and the approvals of the OTS, the FDIC and the FRB, (ii) the filing of applications with the Department and the approvals of the Department, (iii) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania in connection with the Company Merger,
(iv) the filing of Articles of Combination with the OTS and Articles of Merger with the Department in connection with the Bank Merger, and (v) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer, or Buyer Bank in connection with (x) the execution and delivery by Buyer of this Agreement, and the completion of the transactions contemplated hereby, or (y) the Merger. Buyer, as sole shareholder of Buyer Bank, has taken all necessary shareholder action to approve the Bank Merger.

         (d) As of the date hereof, neither Buyer nor Buyer Bank is aware of any reasons relating to Buyer or Buyer Bank (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for completion of the Merger and continuation by Buyer after the Effective Time of the business of each of Seller and Seller Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which could impair the value of Seller or Seller Bank to Buyer.

4.5      Securities Documents and Regulatory Reports
         --------------------------------------------

         (a) Since October 1, 1998, Buyer has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of Buyer and Buyer Bank has since October 1, 1998, duly filed with the Federal Reserve Board, FDIC, the Department and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Buyer and Buyer Bank by the Federal Reserve Board, FDIC, and Department, neither Buyer nor Buyer Bank was required to correct or change any action, procedure or proceeding which Buyer or Buyer Bank believes has not been corrected or changed as required.

4.6      Financial Statements
         --------------------

         (a) Buyer has previously delivered or made available to Seller accurate and complete copies of the Buyer Financial Statements, which are accompanied by the audit reports of KPMG, independent certified public accountants with respect to Buyer. The Buyer Financial Statements fairly present the consolidated financial condition of Buyer as of the respective dates set forth therein, and the consolidated income, changes in equity and cash flows of Buyer for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Buyer Financial Statements referred to in Section 4.6(a) has been prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of Buyer have been conducted in accordance with generally accepted auditing standards. The books and records of Buyer and the Buyer Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and all such books and records accurately reflect all dealings and transactions in respect of the business, assets, liabilities and affairs of Buyer and its Subsidiaries.

         (c) Except to the extent (i) reflected, disclosed or provided for in the Buyer Financial Statements, (ii) of liabilities since incurred in the ordinary course of business and (iii) of liabilities incurred in connection with completion of the transaction contemplated by this Agreement, neither Buyer nor any Buyer Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise.

4.7      Material Adverse Change
         -----------------------

         Since September 30, 2000, (i) Buyer and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

4.8      Legal Proceedings
         -----------------

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Buyer, that are unasserted or threatened against Buyer or any of its Subsidiaries or against any asset, interest or right of Buyer or any of its Subsidiaries, or against any officer, director or employee of any of them. Neither Buyer nor any Buyer Subsidiary is a party to any order, judgment or decree.

4.9      Certain Information
         -------------------

         None of the information relating to Buyer and its Subsidiaries supplied or to be supplied by them for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Seller and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.10     Brokers and Finders
         -------------------

         Neither Buyer nor any Buyer Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.11     Disclosures
         -----------

         None of the representations and warranties of Buyer or any of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

4.12     Financial Resources
         -------------------

         Buyer has the financial wherewithal and has, or will have prior to the Effective Time, sufficient internal funds to perform its obligations under this Agreement. Buyer and Buyer Bank are, and will be immediately following the Merger, in material compliance with all applicable capital, debt and financial and non-financial regulations of state and federal banking agencies having jurisdiction over them.

                                    ARTICLE V
                                    COVENANTS

5.1      Reasonable Best Efforts
         -----------------------

         Subject to the terms and conditions of this Agreement, each of Seller and Buyer (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Merger as promptly as reasonably practicable, and (ii) shall cooperate fully with each other to that end. If necessary to complete Bank Merger, Seller, as sole shareholder of Seller Bank, shall cause Seller Bank to amend its Charter to facilitate the completion of the Bank Merger prior to the Effective Time.

5.2      Shareholder Meeting
         -------------------

         Seller shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby, and Seller shall use its best efforts to hold such meeting within 90 days of the date of this Agreement. The Board of Directors of Seller will recommend that the shareholders of Seller approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of Seller may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3      Regulatory Matters
         ------------------

         (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of Buyer's Registration Statement and the Proxy Statement relating to the meeting of shareholders of Seller to be held pursuant to Section
5.2 of this Agreement. Each of Buyer and Seller shall use its reasonable best efforts to have Buyer's Registration Statement and the Proxy Statement approved for mailing in definitive form as promptly as practicable and thereafter Seller shall promptly mail to its shareholders the Proxy Statement.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within thirty (30) days after the date hereof or as soon thereafter as is reasonably practicable, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. Buyer and Seller shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The parties hereto agree that they will use their reasonable best efforts to cause the Closing Date to occur by March 1, 2002.

         (c) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers, the shareholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, Buyer Bank, Seller or Seller Bank to any Governmental Entity in connection with the transactions contemplated hereby.

         (d) Buyer and Seller shall promptly furnish each other with copies of written communications received by Buyer or Seller, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4      Investigation and Confidentiality
         ---------------------------------

         (a) The Seller shall permit the Buyer and its representatives reasonable access to its properties and personnel, and shall disclose and make available to the Buyer, upon the Buyer's reasonable request, all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Seller and Seller Bank, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the Buyer may have a reasonable interest, provided that such access and any such reasonable request shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of Seller providing such access, not unduly interfere with normal operations. Seller and Seller Bank shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the Buyer and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations. Representatives of Buyer or Buyer Bank shall be given notice of and shall be entitled to attend meetings of the Boards of Directors of Seller and Seller Bank after the date hereof, provided that the Chairman of such meetings shall be entitled to exclude such representatives of Buyer or Buyer Bank from discussions at such meetings, if the Board of Directors determines, consistent with the exercise of its fiduciary duties, that it is in the best interests of Seller and its shareholders to exclude such representatives.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until completion of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5      Press Releases
         --------------

         Buyer and Seller agree that they will not issue any press release related to this Agreement or the transactions contemplated hereby, without first consulting with the other party as to the form and substance of public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6      Business of the Parties
         -----------------------

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Seller and Seller Bank shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, Seller also will use all reasonable efforts to (x) preserve its business organization and that of Seller Bank intact, (y) keep available to itself and Buyer the present services of the employees of Seller and Seller Bank and (z) preserve for itself and Buyer the goodwill of the customers of Seller and Seller Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of Buyer, which consent shall not be unreasonably withheld, or as expressly contemplated hereby, between the date hereof and the Effective Time, Seller shall not, and shall cause Seller Bank not to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock, except for a regular annual cash dividend at a rate not in excess of the result obtained by prorating the most recently paid rate, $0.20 per share, for the number of full months elapsed since the end of the last annual period for which a dividend was paid (i.e., the year ended December 31, 2000); provided, however, that nothing contained herein shall be deemed to affect the ability of Seller Bank to pay dividends on its capital stock to Seller;

                  (ii) issue any shares of its capital stock, other than upon exercise of Seller Options referred to in Section 3.1 hereof; issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Articles of Incorporation, Charter, Bylaws or similar organizational documents, unless such amendment shall be necessary to complete the Company Merger or Bank Merger; impose, or suffer the imposition, on any share of stock or other ownership interest held by Seller in a Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) except as may be required by law, increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, provided that Seller may pay bonuses at the Effective Time as provided under Section 5.10(h) hereof;

                  (v) enter into or,  except as may be  required  by law and for amendments contemplated by Section 5.10 hereof, modify any Seller Employee Plan or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any Seller Defined Benefit Plan, Seller SEP or the Seller

         ESOP (other than as required by law or regulation or in a manner and amount consistent with past practices or as required by the Plan documents);

                  (vi) originate or purchase any loan in excess of $100,000 with respect to loans secured by one- to four-family properties and in excess of $200,000 with respect to loans secured by commercial properties; provided, however, that Seller may originate or purchase loans in excess of the aforementioned limits with the prior approval, in writing, of Buyer;

                  (vii) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by Seller or Seller Bank or guarantee by Seller or Seller Bank of any such obligation, except in the case of Seller Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that Seller and Seller Bank may employ an employee in the ordinary course of business if the employment of such employee is terminable by Seller or Seller Bank at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

                  (viii) change its method of accounting in effect for the year ended December 31, 2001, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

                  (ix) make any expenditures in excess of $5,000 individually or $10,000 in the aggregate, other than (a) in the ordinary course of business, (b) in connection with the transactions contemplated by this Agreement, (c) pursuant to binding commitments that are listed on
         Schedule 5.6(ix), and are existing on the date hereof, and (d) expenditures necessary to maintain existing assets in good repair; or
         (e) enter into any new lease or lease renewal of real property or any new lease or lease renewal of personal property;

                  (x) except with respect to renewals of locations existing on the date of this Agreement, file any applications or make any contract with respect to branching or site location or relocation;

                  (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity;

                  (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xiii) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

                  (xiv) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xv) take any action that would result in any of the representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied;

                  (xvi) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

                  (xvii) materially increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices or to reflect changes in market interest rates; or

                  (xviii)  agree to do any of the foregoing.

         (b) Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller, which would not include any changes in conditions that affect the banking industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on Seller.

         (c) Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not, and shall cause each Buyer Subsidiary not to:

                  (i) take any action that would result in any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied;

                  (ii) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

                  (iii)    agree to do any of the foregoing.

5.7      Certain Actions
         ---------------

         Seller shall not, and shall cause Seller Bank not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, Seller or Seller Bank (other than with Buyer or an affiliate thereof), provided, however, that the Board of Directors of Seller may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the written opinion of outside counsel, has determined that the failure to do the same is likely to constitute a breach of fiduciary duties of such directors under applicable law. Seller will promptly inform Buyer orally and in writing of any such request for information or of any such negotiations or discussions, identifying the parties thereto and any proposed terms thereof, as well as instruct its and Seller Bank's directors, officers, representatives and agents to refrain from taking any action prohibited by this Section.

5.8      Current Information
         -------------------

         (a) During the period from the date hereof to the Effective Time, Seller shall, upon the request of Buyer, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Buyer regarding Seller's financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than two business days after filing, Seller will deliver to Buyer all reports filed by it under the Exchange Act subsequent to the date hereof. Seller also will deliver to Buyer each thrift financial report or similar report filed by it or Seller Bank with the OTS concurrently with the filing of such report. Within fifteen (15) days after the end of each month, Seller will deliver to Buyer its monthly Board reports of the unaudited balance sheet and unaudited statement of income, without related notes, for such month prepared in accordance with GAAP for each of Seller and Seller Bank.

         (b) During the period from the date hereof to the Effective Time, Buyer shall, upon the request of Seller, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Seller regarding Buyer's financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than five business days after filing, Buyer will deliver to Seller all reports filed by it under the Exchange Act subsequent to the date hereof. Within fifteen (15) days after the end of each month, Buyer will deliver to Seller its monthly Board reports of the unaudited balance sheet and unaudited statement of income, without related notes, for such month prepared in accordance with GAAP for each of Buyer and Buyer Bank.

5.9      Indemnification; Insurance
         --------------------------

         (a) From and after the Effective Time, Buyer agrees for a period of six years, to indemnify and hold harmless the past and present directors and officers of Seller and Seller Bank (the "Indemnified Parties") for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless under the respective Articles of Incorporation, Charter or Bylaws of Seller and Seller Bank in the form in effect at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Articles of Incorporation, Charter or Bylaws of Seller or Seller Bank as of the date hereof, to the extent permissible under applicable law as of the date hereof, arising out of matters existing or occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect. Buyer will provide, or cause to be provided, for a period of not less than three years from and after the Effective Time, an insurance and indemnification policy that provides the officers and directors of Seller and Seller Bank immediately prior to the Effective Time coverage no less favorable than as currently provided by Seller to such officers and directors. At the request of Buyer, Seller shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time.

         (b) In the event that Buyer or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10     Employees and Employee Benefit Plans
         ------------------------------------

         (a) Former full time employees of Seller or Seller Bank who remain employed by Buyer or Buyer Bank will be eligible to participate in the Buyer's benefit plans, other than the Buyer's employee stock ownership plan, on the earliest date permitted by such plan, with credit for years of service with Seller or any of its Subsidiaries for the purpose of eligibility and vesting (but not for the purpose of accrual of benefits or allocation of employer contributions). Former full time employees of Seller or Seller Bank who remain employed by Buyer or Buyer Bank will be eligible to participate in the Buyer's employee stock ownership plan on the earliest date required by ERISA ("Entry Date"), with credit for years of service with Seller or Seller Bank for the purpose of eligibility and vesting on and after the Entry Date (but not for the purpose of accrual of benefits or allocation of employer contributions).

         (b) Except as set forth in Exhibit 5.10(b), to the extent that Buyer or a Buyer Subsidiary terminates the employment of any Seller or Seller Bank employee other than for Cause within one year following the Closing Date, Buyer shall, or shall cause a Buyer Subsidiary to, provide severance benefits in a cash amount equal to such employee's regular salary for a one-week period (as in effect immediately prior to the Effective Time) multiplied by the total number of completed calendar years of employment of such employee's employment (up to a maximum of eight (8) years) at Seller, Buyer or any Subsidiary of either; provided, however, that in no event shall Buyer or a Buyer Subsidiary have any obligation to provide severance benefits to Shirley Chiesa other than the benefits provided under such individual's Employment Agreement with Seller and Seller Bank, a copy of which is attached to Schedule 5.10(b), nor is Buyer or a Buyer Subsidiary obliged to provide severance benefits to any other Seller or Seller Bank employee whose termination of employment occurs due to resignation or discharge for Cause or who is entitled to severance benefits or the equivalent thereof under the terms of any other compensation plan or individual contract with Seller or Seller Bank.

Notwithstanding anything to the contrary in this Section 5.10(b), in lieu of any other severance benefits provided for in this Section 5.10(b), Exhibit 5.10(b) contains a list of individuals to receive special severance benefits in the event that their employment is terminated by Buyer or a Buyer Subsidiary absent Cause, within one year following the Closing Date.

         (c) Buyer agrees to cause Buyer Bank to enter into an employment or non-compete agreement with Shirley Chiesa, a current officer of Seller and Seller Bank, substantially in the form attached as Exhibit 5.10(c) of this Agreement. During the term of such employment or non-compete agreement, Shirley Chiesa will be eligible, as provided in such employment or non-compete agreement, to participate in Buyer's health insurance program maintained for Buyer's employees.

         (d) It is acknowledged that Seller Bank currently has an outstanding Employment Agreement with Shirley Chiesa. In accordance with the terms of the
Employment  Agreement,   on  the  Effective  Date,  Seller  Bank  will  pay  the
aforementioned individual the lump sum payment provided for under such Employment Agreement, as set forth at Exhibit 5.10(d), subject to execution of the Acknowledgment and Release Agreement by the individual substantially in the form set forth at Schedule 5.10(d), provided that in no event shall such payments exceed the amount that is tax deductible by Seller or Seller Bank under
Section 280G of the Code.

         (e) In the sole discretion of Buyer or a Buyer Subsidiary, as applicable, payments made by it in full and complete satisfaction of obligations of Seller or Seller Bank under any Seller Employee Plan (other than any Seller Employee Plan that is subject to ERISA) or under Section 5.10(b), (c), (d), (h) or (i) shall be subject to the recipient's delivery to Buyer or a Buyer Subsidiary, as applicable, of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Seller Bank, Buyer or any Buyer Subsidiary, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or this Agreement, as applicable.

         (f) Subject to the Code and relevant regulations, as of the Effective Time or as soon as practicable thereafter, the loan to the Seller ESOP shall be repaid in full with the cash consideration received from Buyer for the unallocated shares of Seller Common Stock held in the Seller ESOP or any cash proceeds from the sale of any Stock Merger Consideration received from the Buyer for such shares, and any unallocated portion of the consideration remaining after such repayment shall be allocated to the Seller ESOP accounts of the employees of Seller and Seller Bank in accordance with the terms of the Seller ESOP in effect as of the Effective Time. As of the Effective Time, the Seller ESOP shall be terminated. The current administrator of the Seller ESOP, or another administrator selected by Buyer (subject to consultation with Seller ESOP's then current trustee), shall continue to administer the Seller ESOP subsequent to the Effective Time, and the current Trustee of the Seller ESOP, or such other trustee(s) selected by Buyer (subject to consultation with Seller ESOP's then current trustee) or the administrators, shall continue to be the Trustee subsequent to the Effective Time. Buyer agrees not to amend the Seller ESOP subsequent to the Effective Time in any manner that would change or expand the class of persons entitled to receive benefits under the Seller ESOP. The Parties agree that the Seller ESOP shall be amended to the extent necessary to receive a favorable determination letter from the IRS as to the tax qualified status of the Seller ESOP upon its termination under Section 401(a) and 4975(e)(7) of the Code (the "Final Determination Letter"). Following the receipt of the Final Determination Letter, distributions of the account balances under the Seller ESOP shall be made to the ESOP Participants. From and after the date hereof, in anticipation of such termination and distribution, Buyer and Seller prior to the Effective Time, and Buyer after the Effective Time, shall use their best efforts to apply for and obtain a favorable Final Determination Letter from the IRS. In the event that Buyer and Seller, prior to the Effective Time, and Buyer after the Effective Time, reasonably determine that the Seller ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the Seller ESOP to lose its tax qualified status, Seller prior to the Effective Time and Buyer after the Effective Time shall take such action as they may reasonably determine is necessary to obtain a favorable Final Determination Letter from the IRS and for the distribution of account balances to the ESOP Participants, provided that the assets of the Seller ESOP shall be held or paid solely for the benefit of the ESOP Participants and provided further that in no event shall any portion of the amounts held in the Seller ESOP revert, directly or indirectly, to Seller or any affiliate thereof, or to Buyer or any affiliate thereof unless required by the IRS as a condition to the issuance of a favorable Final Determination Letter.

         (g) Seller shall take all necessary steps to cause any Seller SEP and any Seller Defined Benefit Plan to be terminated on, or before, the Effective Time; provided, that Seller shall not terminate any Seller Defined Benefit Plan without approval from the Buyer if the Seller Defined Benefit Plan has an outstanding underfunded liability. The Parties agree that any Seller SEP and any Seller Defined Benefit Plan shall be amended to the extent necessary to receive a favorable determination letter from the IRS as to the tax qualified status of such plans upon their termination under Section 401(a) of the Code.

         (h) As of the Effective Time, all employees of Seller, with the exception of Shirley Chiesa, and any other officers with employment agreements or receiving benefits in accordance with Schedule 5.10(b), employed as of the date of the signing of this Agreement, who remain employed with Seller or Seller Bank as of the Effective Time, will receive a retention bonus equal to one week's cash base compensation, in accordance with Schedule 5.10(h).

         (i) As of the Effective Time, Buyer or Buyer Bank will assume the liabilities of the Carnegie Savings Bank Supplemental Retirement Plan for the
Benefit of Shirley Chiesa, dated December 15, 1997 ("SERP"), and will not terminate the SERP prior to the satisfaction of all liabilities under the SERP, and will terminate each other Seller Supplemental Retirement Plan between Seller Bank and any director, retired director, officer, or employee, provided that such payments to be made upon plan termination shall not be inconsistent with
Schedule 3.14(k) as of the date of this Agreement.

         (j) Prior to Seller or Seller Bank making any payments in accordance with this Section 5.10, Seller or Seller Bank shall furnish Buyer with a certification by Seller or Seller Bank's tax accountant and related work papers that such payment will not result in any payments from Seller or Seller Bank to the recipient that will exceed the amount that is tax deductible to Seller or Seller Bank under Section 280G of the Code.

         (k) Notwithstanding anything contained herein to the contrary, Buyer acknowledges that it is the intention of Buyer and Seller that the officers, directors and employees of Seller and Seller Bank will receive the full amount of all benefits contemplated by the employment agreement of the President and/or by the Seller Employee Plans attached to Schedule 5.10 of this Agreement. Buyer shall cooperate with Seller to assure that all such benefits are paid subject to provisions of Section 280G of the Code and other applicable laws. In addition, Buyer agrees to cause Buyer Bank to enter into a non-compete agreement with Lois Wholey, a current director of Seller and Seller Bank, substantially in the form attached as Exhibit 5.10(k).

5.11     Bank Merger
         -----------

         Buyer and Seller shall take, and shall cause their Subsidiaries to take, all necessary and appropriate actions to make it possible for the Bank Merger to be authorized, agreed to, and accomplished immediately after the Company Merger, or at such other time thereafter as may be determined by Buyer in its sole discretion.

5.12     Conforming Entries
         ------------------

         (a) Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and Seller Bank to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and subject to the conditions in Section 5.12(c) below.

         (b) Subject to applicable laws and regulations, Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and subject to the conditions in Section 5.12(c) below, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

         (c) Subject to applicable laws and regulations, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller's loan, accrual and reserve policies to Buyer's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to Buyer's obligation to consummate the Merger set forth in Sections 6.1 and 6.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer's obligation to consummate the Merger) have been satisfied or waived; and provided, fur ther, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

         (d) No  reserves,  accruals or charges  taken in  accordance  with this
Section 5.12 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.

5.13     Integration of Policies
         -----------------------

         During the period from the date hereof to the Effective Time, Seller and Seller Bank shall, and shall cause their directors, officers and employees to, and shall make all reasonable efforts to cause their respective data processing service providers to, cooperate and assist Buyer in connection with an electronic and systematic conversion of all applicable data regarding Seller to Buyer's system of electronic data processing provided, however, that no such conversion shall occur until the Effective Time. In furtherance of the foregoing, Seller shall make reasonable arrangements during normal business hours to permit representatives of Buyer to train Seller and Seller Bank employees in Buyer's system of electronic data processing.

5.14     Disclosure Supplements
         ----------------------

         From time to time prior to the Effective Time, each Party shall promptly supplement or amend any materials delivered to the other Party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials delivered to the other Party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the Parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.15     Failure to Fulfill Conditions
         -----------------------------

         In the event that either of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of such transactions.

5.16     Transaction Expenses of Seller
         ------------------------------

         (a) For planning purposes, set forth at Schedule 5.16(a) hereto, Seller has provided Buyer with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Seller in connection with this Agreement based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Seller shall use its best efforts to maintain expenses within the budget.

         (b) Promptly after the execution of this Agreement, Seller shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements within thirty (30) days. Seller shall accrue and/or pay all of such amounts as soon as possible.

         (c) Seller shall cause its professionals to render monthly invoices within thirty (30) days after the end of each month. Seller shall advise Buyer monthly of all out-of-pocket expenses which Seller has incurred in connection with this Agreement.

         (d) Seller, in reasonable consultation with Buyer, shall make all arrangements with respect to the printing and mailing of the Proxy Statement.

5.17     Voting Agreements
         -----------------

         Each of Seller's directors and officers will enter into and deliver a voting agreement, a form of which is attached as Exhibit 5.17 hereto, at the time Seller and Buyer enter into this Agreement.

5.18     Registration of Buyer Common Stock
         ----------------------------------

         (a) As promptly as reasonably practicable following the date hereof, Buyer and Seller shall cooperate in preparing mutually acceptable proxy materials which shall constitute the Proxy Statement-Prospectus relating to the matters to be submitted to Seller shareholders at Seller's shareholder meeting (such proxy statement/prospectus, and any amendments or supplements thereto, the "Proxy Statement-Prospectus") and Buyer shall prepare and file with the SEC a registration statement on Form S-4 with respect to the issuance of Buyer Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Registration Statement"). The Proxy Statement-Prospectus will be included as a prospectus in and will constitute a part of the Registration Statement as Buyer's prospectus. Each of Buyer and Seller shall use reasonable best efforts to have the Proxy Statement-Prospectus cleared by the SEC, and Buyer shall use reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Buyer shall, as promptly as practicable after receipt thereof, provide Seller copies of any written comments and advise Seller of any oral comments, with respect to the Proxy Statement- Prospectus or Registration Statement received from the SEC. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement-Prospectus and the Registration Statement prior to filing such with the SEC, and Buyer will provide Seller with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement-Prospectus or the Registration Statement shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Proxy Statement-Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. Seller will use reasonable best efforts to cause the Proxy Statement-Prospectus to be mailed to Seller's shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Buyer will advise Seller, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Buyer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement-Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Buyer or Seller, or any of their respective affiliates, officers or directors, should be discovered by Buyer or Seller which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement-Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of Seller.

         (b) Buyer shall also take any action required to be taken under any applicable state securities laws in connection with the Merger and each of Seller and Buyer shall furnish all information concerning it and the holders of its Common Stock as may be reasonably requested in connection with any such action.

         (c) Prior to the Effective Time, Buyer shall notify the Nasdaq National Market of the additional shares of Buyer Common Stock to be issued by Buyer in exchange for the shares of Seller Common Stock.

5.19     Affiliate Letters
         -----------------

         Seller shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of Seller under Rule 145 of the Securities Act to deliver to Buyer as soon as practicable and prior to the mailing of the Proxy Statement-Prospectus executed letter agreements, a form of which is attached as Exhibit 5.19 hereto, providing that such person will comply with Rule 145.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - Buyer and Seller
         ---------------------------------------

         The   respective   obligations  of  Buyer  and  Seller  to  effect  the
transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Closing Date.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and completion of the Company Merger shall have been duly and validly taken by Buyer and Seller, including adoption of this Agreement by the requisite vote of the shareholders of Seller.

         (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the completion of the Merger shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer, Buyer Bank, Seller and Seller Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Merger and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this
Section 6.1(b) shall be deemed to have been received if it shall include any nonstandard condition or requirement that, in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

         (c) None of Buyer, Buyer Bank, Seller or Seller Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal completion of the Merger.

         (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Merger shall be pending.

6.2      Conditions Precedent - Seller
         -----------------------------

         The obligations of Seller to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Closing Date unless waived by Seller pursuant to Section 7.4 hereof.

         (a) The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

         (b) Buyer shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Closing Date.

         (c) Buyer shall have delivered to Seller a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) Buyer shall have furnished Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

         (e) Seller shall have received an opinion of counsel of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, substantially to the effect set forth in Exhibit 6.2(e) hereto.

         (f) Seller shall have received a written fairness opinion of Capital Resources Group, Inc. dated as of the date of this Agreement, to the effect that the Merger Consideration is fair to the shareholders of Seller from a financial point of view.

6.3      Conditions Precedent - Buyer
         ----------------------------

         The obligations of Buyer to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to Section 7.4 hereof.

         (a) The representations and warranties of Seller set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.

         (b)  Seller  shall  have   performed  in  all  material   respects  all
obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Closing Date.

         (c) Seller shall have delivered to Buyer a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller as Buyer may reasonably request.

         (e) No more than 7% of the outstanding shares of Seller Common Stock shall be Dissenting Shares.

         (f) Seller shall have furnished its shareholders with a copy of Section 1571(d) of the PBCL with the Notice of Meeting informing them of their right to dissent.

         (g) Buyer shall have received an opinion of counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, substantially to the effect set forth in Exhibit 6.3(g) hereto.

         (h) Seller shall have provided Buyer with an accounting of all merger related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date. The merger related expenses of Seller other than printing expenses (which are within the control of Buyer), shall be reasonable, taking into account normal and customary billing rates, fees and expenses for similar transactions.

         (i) Seller shall have provided Buyer with evidence of the termination by the OTS on the Closing Date of the supervisory agreement entered into by Seller with the OTS on April 14, 2000, as set forth on Schedule 3.12(b) hereof (the "Supervisory Agreement").

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination
         -----------

         This Agreement may be terminated:

         (a) at any time on or prior to the Closing Date, by the mutual consent in writing of the parties hereto;

         (b) at any time on or prior to the Closing Date, by Buyer in writing if Seller has, or by Seller in writing if Buyer has, breached any covenant or undertaking contained herein or any representation or warranty contained herein, unless such breach has been cured within 30 days after written notice of such breach;

         (c) at any time, by either Buyer or Seller in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no Party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the completion of the Merger; or (iii) if the Supervisory Agreement does not terminate on or prior to the Closing Date.

         (d) at any time, by either Buyer or Seller in writing, if the shareholders of Seller do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) unless the failure of such occurrence shall be due to the failure of the Party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such Party at or before the Closing Date;

         (e) by either Buyer or Seller in writing if the Effective Time has not occurred by the close of business on June 30, 2002, provided that this right to terminate shall not be available to any Party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date;

         (f) by Seller, if Seller enters into an agreement in respect of a Takeover Proposal as a result of negotiations permitted by Section 5.7 of this Agreement;

         (g) by Buyer, if the Meeting of Shareholders of Seller has not been held by January 31, 2002, at which meeting a vote has been taken for the purpose of approving this Agreement, unless the failure to hold the Meeting of Shareholders by such date is the result of any war or Act of God; and

         (h) by Buyer or Seller, by notice of termination given on or before 5:00 p.m. Eastern time on the fifth business day immediately preceding the Closing Date if there has occurred a greater than 20% change between (i) the last reported sales prices per share of Buyer Common Stock as of the date of this Agreement (even if Buyer Common Stock does not trade in on such day) and
(ii) the Market Value; provided, however, that if following such notice of termination pursuant to this Section 7.1(h), Buyer and Seller mutually agree on a change to the consideration to be paid pursuant to this Agreement, no termination shall be deemed to have occurred pursuant to this Section 7.1(h) and this Agreement shall remain in full force and effect in accordance with its terms (except the consideration to be paid pursuant to this Agreement shall have been so modified).

7.2      Effect of Termination
         ---------------------

         (a) Except as set forth below, each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         (b) As a means of compensating the Parties for the substantial direct and indirect monetary and other costs incurred and to be incurred in connection with this Agreement and the transactions contemplated hereby, Seller agrees that if this Agreement is terminated by the Buyer in accordance with Section 7.1(b) Seller will upon demand pay to Buyer or Buyer Bank in immediately available funds all reasonable expenses of Buyer and Buyer Bank in an amount not to exceed $100,000. Buyer agrees that if this Agreement is terminated by Seller in accordance with Section 7.1(b), Buyer will upon demand pay to Seller in immediately available funds all reasonable expenses of Seller and Seller Bank in an amount not to exceed $100,000. For purposes of this Section 7.2(b), the expenses of a Party shall include all reasonable out-of-pocket expenses of that Party (including all fees and expenses of counsel, accountants, financial advisors and consultants to that Party) incurred by it or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

         (c) If this Agreement is terminated by the Buyer or Seller in accordance with Section 7.1(d), (e), (f) or (g) and prior to such termination a Termination Event, as defined in paragraph (d) of this Section 7.2, shall have occurred, Seller will upon demand pay to Buyer or Buyer Bank in immediately available funds $125,000, inclusive of any other amounts that may otherwise be due and payable in accordance with Section 7.2 hereunder; provided however, no such payment shall be due or payable hereunder prior to Seller and/or Seller Bank either: (1) receiving a publicly announced bona fide offer from a third party prior to Seller's shareholder meeting, and subsequently failing to receive shareholder approval of this Agreement, (2) Seller and/or Seller Bank entering into a written definitive agreement with a third party with respect to a Takeover Proposal either prior to the meeting of the shareholders of Seller to approve this Agreement or within 18 months after termination of this Agreement or (3) within 18 months after the termination of this Agreement any third-party person or entity acquires 25% or more of Seller Common Stock. "Takeover Proposal" shall mean any proposal, other than as contemplated by this Agreement, for a merger or other business combination involving Seller or any Seller
Subsidiary or for the acquisition of a ten percent (10%) or greater equity interest in Seller or any Seller Subsidiary, or for the purchase, lease or other acquisition of a substantial portion of the assets of Seller or any Seller Subsidiary (other than loans or securities sold in the ordinary course of business).

         (d) For purposes of this Agreement, a Termination Event shall mean either of the following:

         (i) Seller or any Seller Subsidiary, without having received Buyer's prior written consent, shall have entered into a written agreement to engage in a Takeover Proposal with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than Buyer or any affiliate of Buyer (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act) or the Board of Directors of Seller shall have recommended that the shareholders of Seller approve or accept any Takeover Proposal with any person other than Buyer or any affiliate of Buyer; or

         (ii) After a bona fide written proposal is made by any person other than Buyer or any affiliate of Buyer to Seller or its shareholders to engage in a Takeover Proposal and is publicly disclosed, either (A) Seller shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Buyer to terminate this Agreement, (B) the holders of Seller Common Stock shall not have approved this Agreement at Seller's shareholder meeting described in Section 5.2 of this Agreement, a proxy statement has not been mailed to the holders of Seller Common Stock as a result of the Board of Directors' exercise of its fiduciary duties as set forth in Section 5.2 of this Agreement, or such shareholder meeting shall not have been held in a timely manner or shall have been postponed, delayed or enjoined prior to termination of this Agreement except as a result of a judicial or administrative proceeding or
(C) Seller's Board of Directors shall have (i) withdrawn or modified in a manner materially adverse to Buyer the recommendation of Seller's Board of Directors with respect to this Agreement, or announced or disclosed to any third party its intention to do so or (ii) failed to recommend, in the case of a tender offer or exchange offer for Seller Common Stock, against acceptance of such tender offer or exchange offer to its shareholders or takes no position with respect to acceptance of such tender offer or exchange offer by its shareholders.

         (e) In the event that this Agreement is terminated  pursuant to Section
7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b) and this
Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d), (e), (f) or (g) shall not relieve the breaching party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants
         -----------------------------------------------------

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including the covenants set forth in Sections 2.6, 2.8, 5.9, and 5.10 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Buyer or Seller (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any third person, including any shareholder or former shareholder of either Buyer or Seller.

7.4      Waiver
         ------

         Each Party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Seller) extend the time for the performance of any of the obligations or other acts of the other Party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other Party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other Party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of Seller have approved this Agreement, shall not modify either the amount or form of the consideration to be provided hereby to the holders of Seller Common Stock upon completion of the Company Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5      Amendment or Supplement
         -----------------------

         This Agreement may be amended or supplemented at any time by mutual agreement of the Parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the Parties hereto.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Entire Agreement
         ----------------

         This Agreement contains the entire agreement among the Parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the Parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9 and 5.10 hereof.

8.2      No Assignment
         -------------

         None of the Parties hereto may assign any of its rights or obligations under this Agreement to any other person, without the consent of the other Party.

8.3      Notices
         -------

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to Buyer:

                  Fidelity Bancorp, Inc.
                  1009 Perry Highway
                  Pittsburgh, PA  15237-2105
                  Attn:    William L. Windisch, Chairman of the Board
                  Fax:     412-364-6504
                  E-Mail: WLW@FidelityBank-pa.com

         With a required copy to:

                  Malizia Spidi & Fisch, PC
                  1100 New York Avenue, NW, Suite 340 West
                  Washington, DC  20005
                  Attn:  Samuel J. Malizia, Esq.
                  Fax:  202-434-4661
                  E-Mail:  mail@malizialaw.com

         If to Seller:

                  Carnegie Financial Corporation
                  17 West Mall Plaza
                  Carnegie, Pennsylvania  15106
                  Attn:  Shirley Chiesa, President
                  Fax:  412-276-0535

         With a required copy to:

                  Thorp Reed & Armstrong, LLP
                  1 Oxford Centre
                  301 Grant Street, 14th Floor
                  Pittsburgh, Pennsylvania 15219
                  Attn: Timothy M. Slavish, Esq.
                  Fax: 412-394-2555
                  E-Mail: tslavish@thorpreed.com

8.4      Alternative Structure
         ---------------------

         Notwithstanding any provision of this Agreement to the contrary, Buyer may, with the written consent of Seller, which shall not be unreasonably withheld, at any time modify the structure of the acquisition of Seller set forth herein, provided that (i) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Entities or any other condition to the obligations of Buyer set forth in Sections 6.1 and 6.3 hereof.

8.5      Interpretation
         --------------

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.6      Counterparts
         ------------

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7      Governing Law
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and entirely to be performed within such jurisdiction.

8.8      Severability
         ------------

         Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

8.9      Standard of Materiality
         -----------------------

         No representation or warranty shall be deemed untrue or incorrect, and no Party shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty has had or is reasonably likely to have a Material Adverse Effect on the Party making such representation or warranty.